                                                       Exhibit 2









                       THE PAINEWEBBER PATHFINDERS TRUST,
                      TREASURY AND GROWTH STOCK SERIES 20


                         TRUST INDENTURE AND AGREEMENT


                          Dated as of January 30, 1997


                                 Incorporating


                     Standard Terms and Conditions of Trust
                         Dated as of September 1, 1990,


                                    Between


                           PAINEWEBBER INCORPORATED,
                                   as Sponsor


                                      and


                         INVESTORS BANK & TRUST COMPANY


                                      AND


                      THE FIRST NATIONAL BANK OF CHICAGO,
                                 as Co-Trustees

                  THIS TRUST INDENTURE AND AGREEMENT dated as of January 30, 1997 between PaineWebber Incorporated, as Sponsor and Investors Bank & Trust Company and The First National Bank of Chicago, as Co-Trustees, which sets forth certain of its provisions in full and incorporates other of its provisions by reference to a document entitled "Standard Terms and Conditions of Trust" dated as of September 1, 1990, as amended, among the parties hereto (hereinafter called the "Standard Terms and Conditions of Trust" or "Standard Terms"), such provisions as are set forth in full and such provisions as are incorporated by reference constituting a single instrument.


                         W I T N E S S E T H   T H A T :

                  Whereas, the parties hereto have heretofore or concurrently herewith entered into the Standard Terms and Conditions of Trust in order to facilitate creation of series of securities issued under a unit investment trust pursuant to the provisions of the Investment Company Act of 1940 and the laws of the State of New York, each of which series will be composed of redeemable securities representing undivided interests in a trust fund composed of publicly traded common or preferred stocks, stripped United States Treasury obligations, or evidence thereof, and in certain cases, United States Treasury obligations and Restricted Securities as defined in the Standard Terms and Conditions of Trust; and

                  WHEREAS, the parties now desire to create the Twentieth of the aforesaid series;

                  NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Sponsor and the Trustee agree as follows:

                  Section 1. Incorporation of Standard Terms and Conditions of Trust. Subject to the provisions of Section 2 and Section 3 of this Trust Indenture and Agreement set forth below, all of the provisions of the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully to all intents and purposes as though said provisions had been set forth in full in this instrument, except as provided below in this Section 1. Unless otherwise stated, section references shall refer to sections in the Standard Terms and Conditions of Trust.

                  Section 2. Specific Terms of this Series. The following terms are hereby agreed to for this series of The PaineWebber Pathfinders Trust, which series shall be known and designated as "The PaineWebber Pathfinders Trust, Treasury and
Growth Stock Series 20".

                  A. The Securities deposited pursuant to Section 2.02 are set forth in Schedule A hereto.

                  B. (1) The aggregate number of Units outstanding on the Initial Date of Deposit for this Series is 1,000,000.

                  (2) The initial fractional undivided interest represented by each Unit of this series shall initially be 1/1,000,000th of the Trust Fund. A Certificate representing the total number of Units outstanding on the Initial Date of Deposit is being delivered by the Trustee to the Sponsor pursuant to
Section 2.03.

                  C. The term "Record Date" shall mean June 30, 1997 and quarterly thereafter, except that with respect to a distribution required by
Section 2.02 (b), the Record Date shall be the last business day of the month during which the contract to purchase the Security fails and except that with respect to cash representing long-term capital gains held in the Capital Account the Record Date shall be each December 31.

                  Record Date shall also include such date or dates determined by the Sponsor and the Trustee as necessary or desirable and in the best interest of the Unitholders for federal or state purposes or for other purposes (hereinafter a "Special Record Date") which date may replace a regularly scheduled Record Date if such regularly scheduled Record Date is within 30 days of a Special Record Date.

                  D. The term "Distribution Date" shall mean the 20th day following the Record Date, commencing July 20, 1997.

                  In the event a Special Record Date is declared, the Distribution Date shall also include such Date as is determined by the Sponsor and the Trustee to be the Distribution Date in respect of such Special Record Date.

                  E. The Discretionary Liquidation Amount shall be twenty per centum (20%) of the aggregate value of (i) the Securities originally deposited pursuant to Section 2.02 and (ii) any additional Securities deposited pursuant to Section 2.02(c).

                  F. The Mandatory Termination Date shall be August 30, 2007. The date on which the Trustee shall begin to sell equity Securities in accordance with Section 9.01 shall be July 15, 2007.


                  G. The Trustee's annual compensation as referred to in
Section 8.05 shall be $.00145 per Unit computed monthly based on the largest number of Units outstanding at any time during the preceding month.

                  H. The Sponsor's annual compensation pursuant to Section 7.02 shall be computed as $.00035 per Unit, based on the largest number of Units Outstanding at any time during the calendar year.

                  I. The balance in the Capital Account below which no distribution need be made, as referred to in Section 3.04, is $.005 per Unit outstanding.

                  J. Section 3.06 with regard to Portfolio Supervision shall be amended to read as follows:

         1. Subparagraph (e) shall be deleted and the following text shall be inserted in its place as the current version of paragraph (e): "that a decline in price has occurred or such materially adverse market or credit factors have occurred, that in the opinion of the Sponsor the retention of such Securities would be detrimental to the interest of the Unitholders"

         2. In addition, there shall be added to Section 3.06 the following subsections:
                  "(h) that there has been a decrease in the Sponsor's internal rating of the Security; or
                   (i) that there has been a happening of events which, in the opinion of the Sponsor, negatively affects the economic fundamentals of the issuer of the Security or the industry of which it is a part."

                  K. In the event that the Sponsor directs the Trustee to distribute Securities in lieu of a cash redemption pursuant to Section 5.02, the Trustee shall distribute only stock and stocks in a proportionate amount, rounding to avoid the delivery of fractional shares and where such rounding is not possible by delivering Stocks and an amount equal to the difference between the Redemption Value and the value of such Stocks delivered (determined in accordance with Section 4.01 on the date of tender).

                  L. The Percentage Ratios for the Trust shall be the percentage ratios between the number of shares of each issue of stock in the Trust and the maturity value of the Treasury obligations deposited in the Trust on the date hereof. Such Percentage Ratios are subject to adjustment to reflect the occurrence of (i) a stock split or a similar event which affects the capital structure of the issuer of a stock but which does not affect the Trust's percentage ownership of the common stock equity of such issuer at the time of such event, (ii) a merger or reorganization or (iii) sale of any Securities from the Trust portfolio. Stock dividends received by the Trust, if any, will be sold by the Trustee and the proceeds therefrom shall be treated as income to the Trust.

         M. Paragraph (c) of Section 2.02 is hereby amended to read as follows:

                  "From time to time, following the Initial Date of Deposit, the Sponsor is hereby authorized, in its discretion to cause the Trustee to issue additional Units upon the purchase by the Trustee of additional Securities in respect thereof. In such cases, the Sponsor shall instruct the Trustee to create a specified number of additional Units whereupon the Trustee shall purchase and deposit the additional securities in respect thereof. Such additional Securities shall be held, managed and applied by the Trustee as herein provided. In connection with each such request to purchase additional Securities, the Sponsor shall also deliver to the Trustee (i) cash, a certified check or checks, other cash or equivalents or an irrevocable letter or letters of credit issued by a commercial bank or banks, in each case in an amount necessary to consummate the purchase of any such additional Securities pursuant to any contracts entered into pursuant to this Section or (ii) instructions to purchase such Additional Securities, along with cash, a certified check or checks, or other cash equivalents, an irrevocable letter or letters of credit issued by a commercial bank or banks, in each case in the amount based upon the price of such Additional Securities on the date each such additional deposit occurs, multiplied by the number of Units to be issued. All such amounts will be based upon the price of such Additional Securities at the Valuation Time on the date such amounts are deposited. Such purchase and deposit of Additional Securities shall be made, in each case, pursuant to a Supplemental Indenture executed by the Sponsor and the Trustee. The Trustee in each case shall ensure that each deposit of Additional Securities pursuant to this Section shall be made so as to match as close as is practicable the Percentage Ratios for such Securities determined by reference to Schedule A of the Trust Indenture for each Trust Fund and subject to adjustment as provided in the Standard Terms and the Trust Indenture."

                  The Securities deposited pursuant to Section 2.02 are comprised of (1) the Securities set forth in Schedule A hereto, (2) any Treasury Securities which may be deposited as temporary reinvestment for sale proceeds pursuant to Section 3.02, and (3) additional deposits of Securities pursuant to the paragraph set forth above.

                  N. The second paragraph of Section 3.05 is hereby amended to add the phrase ", commencing with calendar year 1997" following the word "year" and preceding the colon.

                  3. The Standard Terms shall be amended to permit the Trustee to charge the Trust and to deduct from the accounts of the Trust certain fees and expenses incurred in connection with the organization of this Trust Series ("Initial Costs"), all to the effect and in the amount set forth below.

                  a. Section 3.04(a) of the Standard Terms shall hereby be amended as follows:

                           (1) the text of Section 3.04(a) shall be deleted in its entirety and;
                           (2) the following text set forth below shall be inserted in replacement of such Section 3.04(a):

                                            "deduct from the Income
                                            Account or, to the extent
                                            such funds are not
                                            available in such account,
                                            from the Capital Account,
                                            and pay to itself
                                            individually the amounts
                                            that it is at the time
                                            entitled to receive (i)
                                            pursuant to Sections 8.01
                                            and 8.05 on account of its
                                            services theretofore
                                            performed and expenses,
                                            losses and liabilities
                                            theretofore incurred, if
                                            any, and (ii) in
                                            reimbursement of advances
                                            made, and other amounts
                                            paid, by the Trustee in
                                            connection with the
                                            organization and
                                            establishment of the Trust
                                            in accordance with the
                                            provisions of, and
                                            procedures set forth in,
                                            Section 10.02."

                  b. Section 10.02 of the Standard Terms shall hereby be amended as follows:

                           (1) the text of Section 10.02 shall be deleted in its entirety and;
                           (2) the following text set forth below shall be inserted in replacement of such Section 10.02:

                                            "Section 10.02. Initial
                                            Costs (a) The Initial
                                            Costs incurred by the
                                            Sponsor and the Trustee in
                                            connection with the
                                            organization and
                                            establishment of the Trust
                                            shall be paid by the
                                            Trust, or if paid for by
                                            the Trustee initially,
                                            shall be reimbursed by the
                                            Trust to the Trustee in
                                            accordance with Section
                                            3.04(a).

                  c. Initial Costs to be charged to the Trust include, but are not limited to

                  (1) the costs of the initial preparation, typesetting and execution of the registration statement, prospectuses
                           (including preliminary prospectuses), the trust indenture and other legal documents relating to the establishment of the Trust, and the costs of submitting such documents in electronic format to the SEC,
                  (2) SEC and state blue sky registration fees for the initial registration of Trust Units,
                  (3)      the cost of the initial audit of the Trust,
                  (4) the legal costs incurred by the Sponsor and the Trustee related to any and all of the foregoing, and
                  (5) other out-of-pocket expenses related to any and all of the foregoing.

                  d. Costs and expenses incurred in the marketing and selling of Trust Units, shall not be borne by the Trust but shall be paid for by the Sponsor. Such costs and expenses include but are not limited to (1) any expenses incurred in the printing of prospectuses (including preliminary prospectuses), (2) the preparation and printing of brochures and other advertising or marketing materials, including any legal costs incurred in the review thereof, and
                           (3) any other selling or promotional costs or expenses.

                  e. Promptly after the Initial Date of Deposit, upon written certification to the Trustee, the Sponsor shall receive reimbursement for any of the Initial Costs set forth in subsection (b) above which are payable from the Trust but which were paid for by the Sponsor, without profit. The Trustee shall advance out of its own funds such reimbursement, provided, however, that the Trustee shall be entitled to be reimbursed without interest out of the Trust Fund for any and all amounts advanced by it pursuant to this Section 10.2(e), in the manner set forth in Section 3.04(a). Such advances shall be considered a lien on the Trust Fund, and the Trustee shall have a priority over Certificateholders on funds received in respect of the Securities in the Trust, as such funds are received.

                  f. The Trustee shall reimburse itself for the advances made pursuant to subsection (d)
                            above in 60 approximately equal installments over a five (5) year period unless the Trust is sooner terminated, in which case all amounts still due and owing shall be payable to the Trustee from the assets of the Trust.

                   g. The Sponsor shall bear the Initial Costs, if any, in excess of $100,000.

                  IN WITNESS WHEREOF, PaineWebber Incorporated has caused this Trust Indenture and Agreement to be executed by one of its Senior Vice Presidents and its corporate seal to be hereto affixed and attested by one of its Secretaries, and Investors Bank & Trust Company and The First National Bank of Chicago have caused this Trust Indenture to be executed by one of their Authorized Signatories and their corporate seals to be hereto affixed and attested by one of their Authorized Signatories, all as of the date first above written.

                                   PAINEWEBBER INCORPORATED
                                     as Depositor and Sponsor
SEAL
                                   By ___________________________
                                         Senior Vice President
Attest:


_________________________________
         Secretary

STATE 0F NEW YORK                   )
                                    :ss.:
COUNTY OF NEW YORK                  )


                  On this 30th day of January, 1997 before me personally appeared Robert E. Holley, to me known, who being by me duly sworn, said that he is a Senior Vice President of PaineWebber Incorporated, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                             By  ____________________________
                                                        Notary Public

                                    INVESTORS BANK & TRUST COMPANY
                                          AND THE FIRST NATIONAL
                                             BANK OF CHICAGO
SEAL


Attest:




                                        By _____________________________

                                        Title:

_________________________
          Title:

STATE OF NEW YORK                   )
                                    :ss.:
COUNTY OF NEW YORK                  )


                  On this 30th day of January, 1997 before me personally appeared Steven M. Wagner, to me known, who being by me duly sworn, said that he is a ________ of The First National Bank of Chicago, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Trustees of said corporation, and that he signed his name thereto by like authority.




                                                   _________________________
                                                         Notary Public

                                   SCHEDULE A

                      THE PAINEWEBBER PATHFINDERS TRUST
                     TREASURY AND GROWTH STOCK SERIES 20
                           SCHEDULE OF INVESTMENTS
               AS OF INITIAL DATE OF DEPOSIT, JANUARY 30, 1997

TREASURY OBLIGATIONS (51.86%) (1)

                                                                      COST OF
                                                                    SECURITIES
    NAME OF SECURITY      COUPON   MATURITY VALUE   MATURITY DATE   TO TRUST(2)
    ----------------      ------   --------------   -------------   -----------
U.S. Treasury Interest
 Payments (3) (51.86%)      0%       $1,000,000    August 15, 2007  $494,000.00

COMMON STOCKS (48.14%) (1)



                                                               COST OF
                                                 NUMBER OF    SECURITIES
                NAME OF ISSUER                    SHARES     TO TRUST(2)
                --------------                    ------     -----------
Aerospace/Defense (1.21%)
 United Technologies Corporation .............      170       $11,517.50
Automobile (2.41%)
 Ford Motor Company ..........................      350        11,331.25
 General Motors Corporation ..................      190        11,590.00
Beverages (2.37%)
 The Coca-Cola Company .......................      200        11,275.00
 PepsiCo, Inc. ...............................      330        11,343.75
Chemical (1.24%)
 DuPont (E.I.) De Nemours & Company  .........      110        11,797.50
Computer Peripheral Equipment (1.18%)
 Cisco Systems, Inc.* ........................      170        11,220.00
Computer Processing & Data Preparation
 (1.21%)
 First Data Corporation ......................      300        11,512.50
Computer Software (1.23%)
 Microsoft Corporation* ......................      120        11,670.00
Electronics/Semi-Conductor (3.56%)
 Emerson Electric Company ....................      120        11,805.00
 Hewlett-Packard Company .....................      220        11,302.50
 Intel Corporation ...........................       70        10,832.50
Entertainment (1.24%)
 The Walt Disney Company .....................      160        11,800.00
Financial Institutions/Banks (6.07%)
 Chase Manhattan Corporation .................      130        11,651.25
 Citicorp ....................................      100        11,137.50
 Fannie Mae ..................................      290        11,346.25
 NationsBank Corporation .....................      110        11,825.00
 Wells Fargo & Company .......................       40        11,880.00
Household Products (1.17%)
 Procter & Gamble Company ....................      100        11,162.50
Insurance (2.37%)
 Aetna Inc. ..................................      140        10,412.50
 Allstate Corporation ........................      190        12,136.25
Manufacturing (1.24%)
 Minnesota Mining & Manufacturing Company  ...      140        11,795.00
Metals (1.24%)
 Alcan Aluminum Ltd. .........................      340        11,815.00
Office/Business Equipment (1.22%)
 Pitney Bowes, Inc. ..........................      210        11,655.00

                       THE PAINEWEBBER PATHFINDERS TRUST
                      TREASURY AND GROWTH STOCK SERIES 20
                      SCHEDULE OF INVESTMENTS (CONTINUED)
                AS OF INITIAL DATE OF DEPOSIT, JANUARY 30, 1997



                                                COST OF
                                  NUMBER OF    SECURITIES
         NAME OF ISSUER            SHARES     TO TRUST(2)
         --------------            ------     -----------
Oil/Gas (6.03%)
 Amoco Corporation ............      130      $ 11,310.00
 Chevron Corporation ..........      180        11,992.50
 Exxon Corporation ............      110        11,385.00
 Royal Dutch Petroleum
  Company+ ....................       70        12,092.50
 Texaco Inc. ..................      100        10,700.00
Pharmaceuticals (4.81%)
 Abbott Laboratories ..........      220        11,687.50
 Bristol-Myers Squibb Company         90        11,081.25
 Johnson & Johnson ............      210        11,550.00
 Merck & Co., Inc. ............      130        11,472.50
Publishing/Printing (1.19%)
 Gannett Company, Inc. ........      150        11,343.75
Restaurants (1.20%)
 McDonald's Corporation  ......      250        11,437.50
Retail-Variety Stores (1.21%)
 Wal-Mart Stores, Inc. ........      500        11,500.00
Telecommunications (3.54%)
 AT&T Corporation .............      300        11,625.00
 Bell Atlantic Corporation  ...      160        10,580.00
 GTE Corporation ..............      260        11,505.00
Transportation (1.20%)
 Burlington Northern Santa Fe        130        11,423.75
  TOTAL COMMON STOCKS .........                458,500.00
                                              -----------
  TOTAL INVESTMENTS ...........               $952,500.00
                                              ===========


------------
   (1) All Securities are represented entirely by contracts to purchase Securities.

   (2) Valuation of Securities by the Trustee was made as described in "Valuation" as of the close of business on the business day prior to the Initial Date of Deposit. The bid side evaluation of the Treasury Obligations on the business day prior to the Initial Date of Deposit was $492,690.

   (3) This security does not pay interest. On the maturity date thereof, the entire maturity value becomes due and payable. Generally, a fixed yield is earned on such security which takes into account the semi-annual compounding of accrued interest. (See "The Trust" and "Federal Income Taxes" herein.)

   (4) The gain to the Sponsor on the Initial Date of Deposit is $11.25.

   *   Non-income producing.

   + These shares are U.S. dollar denominated and pay dividends in U.S. dollars but are subject to investment risks generally facing common stocks of foreign issuers. (See "Risk Factors and Special
       Considerations".)